Exhibit 3.1

AMENDMENT TO STOCK FOR STOCK EXCHANGE AGREEMENT

This Amendment (this “Amendment”) to the Stock for Stock Exchange Agreement entered into on December 31,2004 (the “Agreement”; terms used but not defined herein have the meanings provided in the Agreement), by and between INTAC International, Inc., a Nevada corporation (the “Buyer”), and Forever Sino International Limited, a company incorporated in Hong Kong (the “Seller”; and together with the Buyer, the “Parties”) is entered into this 22nd day of March, 2006 by and between the Parties.

WHEREAS, Section 6(h) of the Agreement currently provides that the Buyer shall, no later than the ninetieth (90th) day following the Closing, prepare and file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-3 as a “shelf” registration statement under Rule 415 under the Securities Act covering the resale of the Buyer Shares;

WHEREAS, the Buyer has not effected the registration contemplated by Section 6(h) of the Agreement; and

WHEREAS, the Parties desire to amend Section 6(h) of the Agreement in the manner described in this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.                                       The following subparagraph shall be inserted following Section 2(b)(ii) of the Agreement as Section 2(b)(iii):

“The Buyer shall issue and deliver to the Seller two hundred and sixty thousand (260,000) Buyer Shares no later than March 31, 2006.”

2.                                       The first paragraph of Section 6(h) of the Agreement is hereby amended to read in its entirety as follows: “As soon as practicable, but in no event later than April 15, 2006, the Buyer shall prepare and file with the Securities and Exchange Commission (the “Commission”), (i) a Registration Statement on Form S-3 as a “shelf” registration statement under Rule 415 under the Securities Act (“Rule 415”) covering the resale of the Buyer Shares, or (ii) a Registration Statement on any other Form that would permit the resale of the Buyer Shares (any Registration Statement filed in accordance with this paragraph (h) being the “Registration Statement”).”

3.                                       Except for the change made by this Amendment, the terms of the Agreement remain unchanged and shall continue in full force and effect.

4.                                       The Seller hereby generally, irrevocably, unconditionally and completely releases and forever discharges, to the fullest extent permitted by law, the Buyer, the Buyer’s Affiliates and their respective officers, directors, shareholders, representatives and agents from, and hereby irrevocably, unconditionally and completely waives and relinquishes, any and all claims, demands, actions, proceedings, causes of action, rights, costs, debts, suits, contracts, obligations, covenants, agreements, promises judgments, damages, remedies, and liabilities of whatever kind, nature, or description, direct or indirect, in law or in equity, in contract or in tort or otherwise that the Seller may have had in the past, against the Buyer, the Buyer’s Affiliates and their respective officers, directors, shareholders, representatives and agents arising from or relating to my failure of the Buyer to effect the registration under the Securities Act of the Buyer Shares.

5.                                       This Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed in that State without regard to conflicts of law.

6.                                       This Amendment may be executed and delivered in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

7.                                       This Amendment shall become effective upon the execution of the Parties.

[Signature Page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment, or have caused this Amendment to be duly executed on their behalf.

INTAC INTERNATIONAL, INC.

By:	/s/ Wei Zhou
Name: Wei Zhou
Title: Chairman & CEO

FOREVER SINO INTERNATIONAL LIMITED

By:	/s/ Huang Hua Lan
Name: Huang Hua Lan
Title: Director

[Signature Page to Amendment to Stock for Stock Exchange Agreement]